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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                      December 20, 1999 (December 10, 1999)



                        AEGIS COMMUNICATIONS GROUP, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

              DELAWARE                 0-14315            75-2050538
              --------                 -------            ----------
  (State or other Jurisdiction of    (Commission         (IRS Employer
           Incorporation)            File Number)       Identification No.)


             7880 BENT BRANCH DRIVE, SUITE 150, IRVING, TEXAS 75063
             ------------------------------------------------------
               (Address of principal executive offices) (Zip code)



               Registrant's telephone number, including area code:
                                 (972) 830-1800

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On December 10, 1999, Aegis Communications Group, Inc. (the "Company") completed the sale of 46,750 shares of newly issued Preferred F senior voting convertible preferred stock ("Preferred F Shares") to Questor Partners Fund II, L.P., a Delaware limited partnership ("Fund II"), Questor Side-by-Side Partners II, L.P., a Delaware limited partnership (the "Side-by-Side Fund"), and Questor Side-by-Side Partners II 3(c)(1), L.P., a Delaware limited partnership (the "3(c)(1) Fund" and together with Fund II and the Side-by-Side Fund, the "Questor Investors") for an aggregate purchase price of $46,750,000. The Questor Investors obtained the funds used to acquire the Preferred F Shares through capital contributions by their partners. The Company used the net proceeds from the sale of the Preferred F Shares to repay outstanding bank debt and pay transaction expenses. A copy of the press release announcing the completion of the transaction is attached hereto as Exhibit 99.1.

         As a result of the sale of the Preferred F Shares, on an as-converted basis and assuming a conversion price of $1.00 per share, the Questor Investors collectively own approximately 47% of the Company's issued and outstanding common stock and approximately 38% of the Company's fully diluted shares outstanding. The Preferred F Shares vote on an as-converted basis and represent approximately 47% of the voting equity stock.

         Under a Stockholders Agreement with Thayer Equity Investors III, L.P. ("Thayer Equity"), TC Co-Investors, LLC ("TCC" and together with Thayer Equity, "Thayer") and the Company, the Questor Investors and Thayer are required to use their best efforts to vote all of their shares to elect and continue in office twelve directors, six of whom are nominated by the Questor Investors and six of whom are nominated by Thayer. At the special meeting of the Company's shareholders held on December 10, 1999, the following six Questor nominees were elected to the Board: Henry L. Druker, Michael D. Madden, Peter D. Fitzsimmons, Robert D. Denious, Dean Anderson and Kevin J. Prokop. The following six Thayer nominees were also elected to the Board:
John R. Birk, Stephen A. McNeely, Edward Blank, Frederic V. Malek, Michael G. Santry and Paul G. Stern. Because previously existing shareholders continue to hold a majority of the issued and outstanding voting securities and because under the terms of the Stockholders Agreement Thayer will have the right to nominate six of twelve directors, the Company neither confirms nor disclaims that a "change of control" has occurred for purposes of Item 1 of Form 8-K.

         Under the Series F Preferred Stock Certificate of Designation, so long as any Preferred F Shares are outstanding, each share is entitled to vote on all matters voted on by holders of the Company's common stock, voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each Preferred F Share shall have the number of votes per share as is equal to the number of votes per share that such holder would be entitled to cast had such holder converted his Preferred F Shares into common stock as of the record date for such vote. For so long as there are Preferred F Shares issued and outstanding with an aggregate investment value of at least $15,000,000, if a majority of the holders of the Preferred F Shares so request, then the number of directors on the Board will be increased by two and the holders of a majority of the Preferred F Shares have the exclusive right, voting as a single class without regard to series, to elect


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two directors of the Company to fill such positions. Notwithstanding the foregoing, the Questor Investors are not permitted to elect more than the number of directors that they have the right to nominate to the Board pursuant to the Stockholders Agreement.

         So long as any of the Preferred F Shares are outstanding, the Company cannot take the following actions without the prior approval of at least a majority of the then outstanding Preferred F Shares:

         (a) authorize, create or issue any new class or series of capital stock or any other securities convertible into equity securities of the Company (other than common stock) having a preference over, or being on parity with, the Preferred F Shares with respect to voting dividends, redemption, liquidation or dissolution of the Company;

         (b) increase or decrease (other than by redemption or conversion) the total number of authorized Preferred F Shares;

         (c)      increase or decrease the par value of the Preferred F Shares;

         (d) alter or change the powers, preferences or special rights of the Preferred F Shares so as to affect them adversely;

         (e) engage in certain "change of control transactions" (as defined in the Certificate of Designation, attached hereto as Exhibit 4.1), provided that the rights of the holders of Preferred F Shares pursuant to this provision terminate when the aggregate investment value of all the Preferred F Shares outstanding is less than $5 million; or

         (f) declare or pay any dividend on or declare or make any other distribution, direct or indirect, on account of other capital stock of the Company or set apart any sum for any such purposes.

         Under the Stockholders Agreement, both the Questor Investors and Thayer are also required to satisfy a "right of first offer" to the other prior to a transfer of its shares to a third party and to provide each other with certain "tag-along" rights in the event of a sale or transfer of shares to a third party. The Questor Investors also agreed that from and after the closing of the transaction they will use their best efforts to cause their Board designees to abstain from voting on any Board action in connection with the optional redemption of the Preferred F Shares. Further, Thayer agreed that from and after the Closing they will use their best efforts to cause their Board designees to abstain from voting on any Board action in connection with the repayment of the Promissory Note by and among IQI, Inc., Ed Blank and the Blank Trust dated April 16, 1998 in the original aggregate principal amount of $1.0 million and the Promissory Note by and between IQI, Inc. and Thayer Equity dated April 16, 1998 in the original principal amount of $2.0 million or the redemption or repurchase of any or all of either the Preferred D Shares or the Preferred E Shares. Additionally, each committee of the Board will be constituted so that the number of Questor Designees (as defined in the Stockholders Agreement, attached hereto as Exhibit 10.4) and Existing Stockholder Designees (as also defined in the Stockholders' Agreement) on any such committee is as nearly as


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possible in the same proportion as the number of Questor Designees and
Existing Stockholder Designees on the entire Board.

         The Stockholders Agreement and the Amended and Restated Bylaws further provides that certain major decisions require the affirmative vote of not less than three-fourths of the directors of the Board. These decisions consist of the following:

1. issuing shares, including any indebtedness convertible into shares, or any other form of equity in the Company (or any subsidiary) other than
         a)granting options to Company directors or employees pursuant to any incentive or other benefit plan adopted by the Board, b)issuing shares of common stock pursuant to the exercise of such options and c)issuing shares of common stock or any security, including any debt convertible into shares of common stock, or any other form of equity in the Company, in one or more offerings, where the aggregate purchase price for all such issuances does not exceed $500,000.

2.       adoption of any stock-based employee benefit plan by the Company.

3. incurring debt or entering into guarantees for borrowed money (excluding trade payables) in excess of $2,500,000 in a 12-month period.

4. selling, leasing, pledging or granting a security interest or encumbrance in all or substantially all of the Company's or any subsidiary of the Company's assets, except in connection with the incurrence of indebtedness for borrowed money that does not involve a major decision under 3 above;

5. acquiring (whether through an asset purchase, merger, equity purchase or otherwise) any assets (excluding acquisitions of raw materials and supplies in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2,000,000;

6. selling or otherwise disposing of any assets (excluding sales or other dispositions of inventory in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2,000,000;

7. amending the by-laws or the certificate of incorporation of the Company;

8.       any "change of control transactions" (as defined therein);

9. executing or delivering any assignment for the benefit of creditors of the Company;

10. filing any voluntary petition in bankruptcy or receivership with respect to the Company; or

11. taking any action while there is a vacancy on the Board, including without limitation the filling of such vacancy.


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         In connection with the transaction, the Company also amended the
Rights Agreement dated December 16, 1998 between the Company and Harris Trust & Savings Bank (the "Rights Plan") so that neither the entering into of the purchase agreement relating to the Preferred F Shares nor any of the transactions contemplated by such purchase agreement triggered the operation of the Rights Plan or resulted in the distribution of separate rights certificates, the occurrence of a "Distribution Date" or the Questor Investors (including its affiliates) being deemed to be an "Acquiring Person." The purchase agreement also required that the "Final Expiration Date" be amended to coincide with the Closing so that when the Preferred F Shares were sold, the Rights Plan terminated. Consequently, the Series D Junior Participating Preferred Stock underlying the Rights has been eliminated.

         In connection with the transaction, because shares of the Series B Preferred Stock (the current liquidation value of which is approximately $150,000) remain issued and outstanding, the Series F Preferred Stock Certificate of Designation was amended to provide that the Series F Shares have priority and preference over the Preferred D and E Shares but are subordinate to the Series B Shares regarding dividend and liquidation rights. In addition, the Series D and E Preferred Stock Certificate of Designation was amended to provide that the Series F Shares have priority over the Preferred D and E Shares which are also subordinate to the Series B Shares regarding dividend and liquidation rights.

         Also in connection with the transaction, the Company and the respective parties thereto also terminated the Registration Rights Agreements dated May 4, 1998 and July 9, 1998. The registration rights represented by these agreements were replaced by the registration rights described in the Purchase Agreement.

         The foregoing summarizes certain terms of the Stockholders Agreement, Series F Certificate of Designation, the Bylaws and the Amendment to the Series D and E Certificate of Designation and is qualified in its entirety by reference to these documents, which are filed as exhibits to this Form 8-K.

ITEM 5.  OTHER EVENTS.

         In connection with the transaction, the Company entered into the Third Amended and Restated Credit Agreement dated December 10, 1999 (the "Third Amendment") with the Bank of Nova Scotia and Credit Suisse First Boston whereby the Company repaid approximately $37.9 million in term debt, $3.7 million under its revolving credit commitment, $1.1 million in interest under both the term debt and revolving credit commitment and increased its revolving credit commitment from $30 million to $45 million. The Company also paid approximately $.3 million in transaction fees relating to the Third Amendment. The Company's revolving credit commitment can also be increased under the Third Amendment by $5 million, subject to the achievement of certain financial criteria by the Company in the fourth quarter of 1999 and the first quarter of 2000. There is a mandatory reduction of the revolving commitment of $5 million on June 30, 2002. The term of the Third Amendment remains unchanged and will end on June 30, 2003.


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       At the special meeting of the Company's shareholders held on December
10, 1999, in addition to approving the Questor transaction and electing twelve directors, the shareholders approved amendments to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000, to increase the number of shares of preferred stock from 1,000,000 to 2,000,000 and to remove the provision relating to classification of the Board of Directors into three separate classes.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (C)      EXHIBITS

           3.1    Amendment to Certificate of Incorporation (filed   herewith).

           3.2    Amended and Restated Bylaws (filed herewith).

           4.1 Series F Preferred Stock Certificate of Designation (filed herewith).

           4.2 Amendment to Series D& E Preferred Stock Certificate of Designation of the Company (filed herewith).

           4.3 Elimination Certificate for Series D Junior Participating Preferred Stock (filed herewith).

           10.1 Series F Senior Voting Convertible Preferred Stock Purchase and Registration Rights Agreement dated August 25, 1999 (the "Purchase Agreement") by and among the Company, Questor Partners Fund II, L.P., a Delaware limited Partnership, Questor Side-by-Side Partners II, L.P., a Delaware limited partnership, Questor Side-by-Side Partners II 3(c)(1), L.P., a Delaware limited partnership, Thayer Equity Investors III, L.P., a Delaware limited partnership, TC Co-Investors, LLC, a Delaware limited liability company, ITC Services Company, Edward Blank, trusts created by Edward Blank as both grantor and trustee under Article Fourth of The Edward Blank 1995 Grantor Retained Annuity Trust, dated December 29, 1995, a trust organized under the laws of New Jersey (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

           10.2 Amendment No. 1 to the Purchase Agreement (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

           10.3 Amendment No. 2 to the Purchase Agreement (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).


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           10.4   Stockholders Agreement dated December 10, 1999 by and among the Company, Questor Partners Fund II, L.P., a Delaware limited Partnership, Questor Side-by-Side Partners II, L.P., a Delaware limited partnership, Questor Side-by-Side Partners II 3(c)(1), L.P., a Delaware limited partnership, Thayer Equity Investors III, L.P., a Delaware limited partnership and TC Co-Investors, LLC, a Delaware limited liability company (filed herewith).

           10.5 Amendment to Shareholder Rights Plan dated August 25, 1999 by and between the Company and Harris Trust & Savings Bank (filed herewith).

           10.6 Termination of Registration Rights Agreement dated July 9, 1998 (filed herewith).

           10.7 Termination of Registration Rights Agreement dated May 4, 1998 (filed herewith).

           10.8 Third Amended and Restated Credit Agreement dated December 10, 1999 (filed herewith).

          99.1    Press Release dated December 13, 1999 (filed herewith).



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


      Dated:  December 20, 1999          AEGIS COMMUNICATIONS
                                         GROUP, INC.


                                         By:        /s/  Matthew S. Waller
                                                    ---------------------------
                                                    Matthew S. Waller
                                                    EXECUTIVE VICE PRESIDENT
                                                    AND CHIEF FINANCIAL OFFICER



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                                INDEX TO EXHIBITS


Exhibit
Number                          Description
-------                         -----------


3.1 Amendment to Amended and Restated Certificate of Incorporation (filed herewith).

3.2      Amended and Restated Bylaws (filed herewith).

4.1      Series F Preferred Stock Certificate of Designation (filed herewith).

4.2      Amendment to Series D&E Certificate of Designation of the Company
         (filed herewith).

4.3      Elimination Certificate for Series D Junior Participating Preferred
         Stock (filed herewith).

10.1     Series F Senior Voting Convertible Preferred Stock Purchase and
         Registration Rights Agreement dated August 25, 1999 (the "Purchase
         Agreement") by and among the Company, Questor Partners Fund II, L.P., a
         Delaware limited Partnership, Questor Side-by-Side Partners II, L.P., a
         Delaware limited partnership, Questor Side-by-Side Partners II 3(c)(1),
         L.P., a Delaware limited partnership, Thayer Equity Investors III,
         L.P., a Delaware limited partnership, TC Co-Investors, LLC, a Delaware limited liability company, ITC Services Company, Edward Blank, trusts created by Edward Blank as both grantor and trustee under Article
         Fourth of The Edward Blank 1995 Grantor Retained Annuity Trust, dated
         December 29, 1995, a trust organized under the laws of New Jersey
         (incorporated by reference to the Company's Quarterly Report on Form
         10-Q for the quarter ended September 30, 1999).

10.2 Amendment No. 1 to the Purchase Agreement (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended
         September 30, 1999).

10.3 Amendment No. 2 to the Purchase Agreement (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended
         September 30, 1999).

10.4     Stockholders Agreement dated December 10, 1999 by and among the
         Company, Questor Partners Fund II, L.P., a Delaware limited
         Partnership, Questor Side-by-Side Partners II, L.P., a Delaware limited partnership, Questor Side-by-Side Partners II 3(c)(1), L.P., a Delaware limited partnership, Thayer Equity Investors III, L.P., a Delaware limited partnership and TC Co-Investors, LLC, a Delaware limited liability company. (filed herewith).



10.5 Amendment to Shareholder Rights Plan dated August 25, 1999 by and between the Company and Harris Trust & Savings Bank filed herewith).

10.6 Termination of Registration Rights Agreement dated July 9, 1998 (filed herewith).

10.7 Termination of Registration Rights Agreement dated May 4, 1998 (filed herewith).

10.8 Third Amended and Restated Credit Agreement dated December 10, 1999 (filed herewith).

99.1     Press Release dated December 13, 1999 (filed herewith).

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